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                                                               EXHIBIT  23.1


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-99812, No. 33-99814, No. 33-99816, and No. 33-99848 of Schweitzer-Mauduit
International, Inc. and subsidiaries on Form S-8 of our report dated January 31, 1997, incorporated by reference in the Annual Report on Form 10-K of Schweitzer-Mauduit International, Inc. and subsidiaries for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 19, 1997